Exhibit 1.1
Teleflex Incorporated
$250,000,000 6.875% Senior Subordinated Notes Due 2019
Underwriting Agreement
June 8, 2011
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Ladies and Gentlemen:
     Teleflex Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (such Underwriters together with Goldman, Sachs & Co. acting in its capacity as Independent Underwriter (as defined below), the “Underwriters”) an aggregate of $250,000,000 principal amount of its Senior Subordinated Notes due 2019 (the “Notes”). The Securities (as defined below) will be issued pursuant to an indenture, dated as of August 2, 2010 (the “Base Indenture”) by and between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of August 9, 2010, by and between the Company and the Trustee (the “First Supplemental Indenture”) and the second supplemental indenture, dated as of the Time of Delivery (as defined below), by and among the Company, the Guarantors (as defined below) and the Trustee (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Base Indenture, the “Indenture”).
          The Company and the Guarantors, in accordance with the requirements of Conduct Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority (“FINRA”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Goldman, Sachs & Co. (the “Independent Underwriter”), as a “qualified independent underwriter” within the meaning of Section (f)(12) of Rule 5121 in connection with the offering and sale of the Securities, and the Independent Underwriter hereby confirms its engagement to render such services.
     The payment of principal of, premium, if any, and interest of the Notes will be fully and unconditionally guaranteed, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” (collectively, the “Guarantors”) and (ii) any subsidiary of the Company formed or acquired after the Time of Delivery that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”
This Agreement, the Securities and the Indenture are collectively referred to herein as the “Note Documents.”
1. Each of the Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:
     (a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-168464) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein;
     (c) For the purposes of this Agreement, the “Applicable Time” is 8:30 am (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet in the form attached as Schedule III hereto prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein;
     (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

     (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein;
     (f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus (exclusive of any amendment or supplement thereto), there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries (other than changes due to (i) issuances of the Company’s common stock under the Company’s employee benefit plans and the Company’s dividend reinvestment plan, (ii) any shares purchased under the Company’s existing stock repurchase program or (iii) any scheduled repayment of the Company’s existing debt) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;
     (g) Each of the Company, each of its “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Act and each of the Guarantors; each a “Subsidiary” and together the “Subsidiaries”) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects (other than pledges of shares of certain of the Company’s domestic and foreign subsidiaries created pursuant to the Company’s existing senior secured credit facilities (the “Existing Credit Facilities”) except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with the use made and proposed to be made of such property and buildings by, the Company and its Subsidiaries;
     (h) Each of the Company and the Guarantors has been duly incorporated or otherwise formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of its jurisdiction of incorporation or formation and each of them has the power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus. Each of the Company and the Guarantors has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except as would not be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and each Subsidiary of the Company is listed on Schedule IV hereto, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be; and each of the subsidiaries of the Company, other than the Subsidiaries, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, except where the failure to be in good standing would not have a Material Adverse Effect;
     (i) The Company and the Guarantors have all requisite corporate power and authority to execute and deliver this Agreement and the other Note Documents to which they are a party, and to perform their obligations hereunder and thereunder and to consummate the transactions herein and therein contemplated. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;
     (j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than pledges of shares of certain of the Company’s domestic and foreign subsidiaries created pursuant to the Existing Credit Facilities;
     (k) The Notes have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement and authenticated in the manner provided in the Indenture and delivered against payment of the purchase price therefor, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company and entitled to the benefits provided by the Indenture, which is substantially in the form filed as an exhibit to the Registration Statement; the Guarantees have been duly authorized and, when the Notes have been issued and delivered by the Company pursuant to this Agreement and authenticated in the manner provided in the Indenture and delivered against payment of the purchase price therefor, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, enforceable against each of the Guarantors and entitled to the benefits provided by the Indenture; the Base Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms; the Second Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company, the Guarantors and the Trustee, will constitute a valid and legally binding instrument, enforceable against the Company and the Guarantors in accordance with its terms, subject, in the case of each of the Securities and the Indenture, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus; and the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the regulations of the Commission applicable to an indenture that is qualified thereunder.
     (l) The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Note Documents to which each is a party and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or any of the Guarantors is a party or by which the Company or any of its Subsidiaries or any of the Guarantors is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach or violation would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the ability of the Company and its subsidiaries to perform their obligations in accordance with the terms of the Note Documents, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar organizational documents of the Company or any of its Subsidiaries or any of the Guarantors, or (iii) result in any violations of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of the Guarantors or any of their properties, except where such violation would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the ability of the Company and its subsidiaries to perform their obligations in accordance with the terms of the Note Documents; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or any of the Guarantors of the transactions contemplated by this Agreement or the Indenture except (i) such as have been obtained under the Act and the Trust Indenture Act and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
     (m) None of the Company, any of its Subsidiaries nor any of the Guarantors is (i) in violation of its Certificate of Incorporation or By-laws or similar organizational document or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Effect;

     (n) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Certain United States Federal Income and Estate Tax Consequences” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries in all material respects;
     (o) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries or any of the Guarantors is a party or of which any property of the Company or any of its Subsidiaries or any of the Guarantors is the subject which, if determined adversely to the Company or any of its Subsidiaries or any of the Guarantors, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and, other than as set forth in the Pricing Prospectus, to the Company’s or any Guarantor’s knowledge, no such proceedings are threatened by governmental authorities or others;
     (p) Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (q) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;
     (r) PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company and its subsidiaries, and has audited the Company’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
     (s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

     (t) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
     (v) The financial statements of the Company, including the notes thereto, and any supporting schedules included in the Pricing Prospectus and Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the cash flows and results of operations for the periods specified by the Company and its consolidated subsidiaries; such financial statements have been prepared in all material respects in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and any supporting schedules included in the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information required to be stated therein;
     (w) Except as would not, individually or in the aggregate, result in a Material Adverse Effect or except as disclosed in the Pricing Prospectus and the Prospectus: (i) neither the Company nor any of its subsidiaries is, to the Company’s or any Guarantor’s knowledge, or has been, in violation of any U.S. federal, state, local or foreign law (including common law), regulation, rule, requirement, decision or order relating to pollution or protection of worker health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of, or exposure to, Materials of Environmental Concern (collectively, “Environmental Laws"), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, (ii) there is no claim or action with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”) pending or, to the knowledge of the Company and the Guarantors, threatened in writing against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law and (iii) to the knowledge of the Company and the Guarantors, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would be reasonably expected to result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law;
     (x) The Company and each of its Subsidiaries and each of the Guarantors own, are licensed to use, or possess all intellectual property and proprietary rights, including, without limitation, trademarks, trademark licenses, service marks, trade names, patents, patent licenses, copyrights, copyright licenses, works of authorship, all applications and registrations for the foregoing, approvals, trade secrets, domain names, technology, know-how and processes and all other similar rights (collectively, the “Intellectual Property Rights”) necessary to conduct their respective businesses, free and clear of liens. To the best knowledge of the Company and the Guarantors, (i) no third party is violating or infringing the Intellectual Property Rights of the Company or any of its Subsidiaries or any of the Guarantors and (ii) the conduct of the business of the Company and its Subsidiaries and the Guarantors does not violate or infringe the Intellectual Property Rights of others, except as would not reasonably be expected to result in a Material Adverse Effect;
     (y) Except as would not result, individually or in the aggregate, in a Material Adverse Effect or except as disclosed in the Pricing Prospectus and the Prospectus, neither the Company, nor the Company’s business operations, is in violation of any Health Care Laws. For purposes of this Agreement, “Health Care Laws” means (i) all federal and state fraud and abuse laws, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. § 1320a-7a) and the regulations promulgated pursuant to such statutes, (ii) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated thereunder and comparable state privacy and security laws, (iii) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder, (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder, (v) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated pursuant thereto, (vi) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies and (vii) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (i) through (vii) as may be amended from time to time. Except as disclosed in the Pricing Prospectus, the Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority alleging that any product, operation or activity is in violation of any applicable Health Care Law or permit and has no knowledge that any such governmental authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and the Company has not received notice, either verbally or in writing, that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any permits and has no knowledge that any such governmental authority is considering such action, except for any of the foregoing that would not reasonably be expected to result in a Material Adverse Effect;
     (z) The Company and each of its Subsidiaries and each of the Guarantors possess such permits, licenses, franchises, certificates, orders and other approvals or authorizations issued by governmental or regulatory authorities (“Permits”) as are necessary under applicable law to conduct their businesses in the manner described in the Pricing Prospectus, except for any of the foregoing that would not, individually or in the aggregate, result in a Material Adverse Effect or except as disclosed in the Pricing Prospectus. The Company and its Subsidiaries and each of the Guarantors have each fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Company, any of its Subsidiaries nor any of the Guarantors has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except that would not, individually or in the aggregate, result in a Material Adverse Effect;
     (aa) The Company holds, and is operating in material compliance with, such registrations, licenses, approvals, authorizations and clearances of the United States Food and Drug Administration (“FDA”) required for the conduct of its business as currently conducted (collectively, the “FDA Authorizations”), except where the failure to hold or operate in material compliance with the FDA Authorizations would not result in a Material Adverse Effect, and all such FDA Authorizations are in full force and effect. The Company has fulfilled and performed all of its material obligations with respect to the FDA Authorizations, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any FDA Authorization, except where the failure to so fulfill or perform, or the occurrence of such event, would not result in a Material Adverse Effect. Except as disclosed in the Pricing Prospectus and the Prospectus, the Company has operated and currently is in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the FDA, except where the failure to so comply would not result in a Material Adverse Effect. Except as disclosed in the Pricing Prospectus, the Company has not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or applicable foreign regulatory agency alleging that any operation or activity of the Company is in violation of any applicable law, rule or regulation;
     (bb) Except as disclosed in the Pricing Prospectus and the Prospectus, since January 1, 2007, the Company has not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for the Company’s products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “Warning Letters,” “untitled letters” or requests or requirements to make changes to the Company’s products that if not complied with would reasonably be expected to result in a Material Adverse Effect on the Company, or similar correspondence or notice from the FDA or other governmental authority in respect of the Company business and alleging or asserting noncompliance with any applicable law, Permit or such requests or requirements of a governmental authority, and, to the knowledge of the Company, neither the FDA nor any governmental authority is considering such action;
     (cc) Except as would not result in a Material Adverse Effect, there are no recalls, field notifications, field corrections, market withdrawals or replacements, safety alerts or other notice of action relating to an alleged lack of safety, efficacy or regulatory compliance of the Company’s products, or, to the Company’s knowledge, material product complaints with respect to the Company’s products, and to the Company’s knowledge, there are no notices or pending or threatened action by FDA that would be reasonably likely to result in (i) a material recall, field notification, field correction, market withdrawal or replacement, safety alert or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products with respect to the Company’s products, (ii) a material change in labeling of any the Company’s products, or (iii) a termination or suspension of marketing or testing of any the Company’s products;
     (dd) The Company and each of its Subsidiaries and each of the Guarantors have filed all necessary U.S. federal, state and foreign income and franchise tax returns or have properly requested extensions thereof, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings or have been accrued for on the consolidated financial statements of the Company, except where the failure to file such tax returns or pay such taxes, assessments, fines and penalties individually or in the aggregate would not result in a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in its consolidated financial statements contained in the Pricing Prospectus in respect of all U.S. federal, state and foreign income and franchise taxes for all periods as to which the tax liabilities of the Company or any of its subsidiaries has not been finally determined, except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
     (ee) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s or any Guarantor’s knowledge, is imminent that would result in a Material Adverse Effect;
     (ff) The Company and each of its Subsidiaries and each of the Guarantors are insured by recognized and, to the Company’s and the Guarantors’ knowledge, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate for the conduct of their respective businesses, including, without limitation, policies covering real and personal property owned, leased or operated by them against theft, damage, destruction or acts of vandalism, and all such insurance is in full force and effect. None of the Company, any of its Subsidiaries nor any of the Guarantors has any reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be reasonably necessary or appropriate to conduct the business of the

Company and its Subsidiaries and the Guarantors as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect;
     (gg) No relationship, direct or indirect, that would be required to be described pursuant to Item 404 of Regulation S-K under the Act in an annual report on Form 10-K filed by the Company exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that has not been described in the Pricing Prospectus and the Prospectus;
     (hh) Each “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (collectively, “ERISA”)) which is subject to Title IV of ERISA (each, a “Plan”) and is maintained by the Company or any of its subsidiaries, is in compliance in all material respects with ERISA to the extent subject thereto. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (a) no “reportable event” (as defined under Section 4043(c) of ERISA other than those events for which the 30 day notice period has been waived) has occurred respect to any Plan which is maintained by the Company or any of its ERISA Affiliates, (b) neither the Company nor any of its ERISA Affiliates has incurred any unsatisfied liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (ii) Sections 412, or 4972 of the Code and (c) each Plan established or maintained by the Company that is intended to be qualified under Section 401 of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified, and to the Company’s knowledge nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;
     (ii) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;
     (jj) There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as directors or officers, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;
     (kk) None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;
     (ll) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or other representative acting on behalf of the Company or any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official or employee to influence official action or secure an improper advantage that would constitute a violation of the Foreign Corrupt Practices Act of 1977;
     (mm) The operations of the Company and its subsidiaries are and have been conducted at all times (i) in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended; (ii) in compliance with (A) the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business and (B) the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (iii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened;
     (nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries: (i) is currently subject to any U.S. sanctions administered and/or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) appears on the Specially Designated Nationals and Blocked Persons list maintained by OFAC or the Annex to Executive Order 13224 issued by the President of the United States, each as amended from time to time. The Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. trade and economic sanctions administered by OFAC nor provide such proceeds to any destination, entity or person prohibited from receiving them by the laws or regulations of the United States or will otherwise fail to comply with those United States laws and regulations;
     (oo) The Company is subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act;
     (pp) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;
     (qq) Each of the Company and the Guarantors is, and immediately after the Time of Delivery will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person is not engaged in any business or transaction, and does not propose to engage in any business transaction for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged;
     (rr) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.75% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Each of the Underwriters, severally and not jointly, also agrees to reimburse, pro rata in accordance with the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, the Company for certain of the Company’s expenses related to the offering and sale of Securities in the aggregate amount of $625,000 at the Time of Delivery.
     3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Merrill Lynch, Pierce, Fenner & Smith Incorporated at DTC. The Company will cause the certificates representing the Securities to be made available to Merrill Lynch, Pierce, Fenner & Smith Incorporated for checking at least twenty-four hours prior to the Time of Delivery at the office of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022-4834 (the “Closing Location”). The time and date of such delivery and payment shall be, 9:30 a.m., New York City time, on June 13, 2011, or such other time and date as Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery.”
     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 6:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. Each of the Company and the Guarantors, jointly and severally, agrees with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);
     (b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice therereof;
     (c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the

Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;
     (d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction where it is not then so subject;
     (e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (g) During the period beginning from the date hereof and continuing to, and including, the date that is 45 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated;
     (h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and
     (i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”
     6.
     (a) (i) The Company represents and agrees that, other than the final term sheet in the form attached as Schedule III hereto prepared and filed pursuant to Section 5(a) hereof, without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;
          (ii) each Underwriter represents and agrees that, without the prior consent of the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus that would require filing with the Commission; and
          (iii) any such free writing prospectus the use of which has been consented to by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (including the final term sheet in the form attached as Schedule III hereto prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto (or, in the case of the final term sheet, on Schedule III hereto);
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Merrill Lynch, Pierce, Fenner & Smith Incorporated and, if requested by Merrill Lynch, Pierce, Fenner & Smith Incorporated, will prepare and furnish without charge to each Underwriter an

Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein.
     7. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the several Underwriters that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters (including any agreement with the Independent Underwriter), this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated each Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance statement substantially in the form attached as Annex II(a) hereto, dated the Time of Delivery;
     (d) Laurence G. Miller, as general counsel to the Company, shall have furnished to you his written opinion substantially in the form attached as Annex II(b) hereto, dated the Time of Delivery;
     (e) Hyman, Phelps & McNamara PC, as special healthcare regulatory counsel to the Company, shall have furnished to you their written opinion substantially in the form attached as Annex II(c) hereto, dated the Time of Delivery;
     (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;
     (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries (other than changes due to (x) issuances of the Company’s common stock under the Company’s employee benefit plans and the Company’s dividend reinvestment plan, (y) any shares purchased under the Company’s existing stock repurchase program or (z) any scheduled repayment of the Company’s existing debt) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Merrill Lynch, Pierce, Fenner & Smith Incorporated so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
     (h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is used by the Commission in Section 15E under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
     (i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s or any Guarantor’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Merrill Lynch, Pierce, Fenner & Smith Incorporated makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and
     (j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and each Guarantor satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such time, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a), (g) and (h) of this Section (as applicable) and as to such other matters as you may reasonably request; and
     9. (a) Each of the Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such director, officer, employee, affiliate, agent or controlling person may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and each such director, officer, employee, agent and controlling person for any legal or other expenses reasonably incurred by such Underwriter or such director, officer, employee, agent or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the Company or any Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein.
     (b) The Company and the Guarantors, jointly and severally, will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as Independent Underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as Independent Underwriter in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as Independent Underwriter, and will reimburse the Independent Underwriter for any legal or other expenses reasonably incurred by the Independent Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each Guarantor and each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company and each Guarantor within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor or any such director, officer or controlling person may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or any Guarantor by such Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein; and will reimburse the Company or any Guarantor, or any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any Guarantor, or any such director, officer or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and each Guarantor hereby acknowledges that the only information furnished to the Company and each Guarantor by any Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus are the statements set forth in the fifth paragraph of text (concerning the terms of the offering) and the tenth, eleventh and thirteenth paragraphs of text (concerning short sales, stabilizing transactions and purchases to cover positions created by short sales), in each case under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.
          (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party (except to the extent that such failure to notify results in any material prejudice against the indemnifying party with respect to such action) otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if indemnity is sought by Goldman, Sachs & Co. in its capacity as the Independent Underwriter pursuant to Section 9(b) above, then in addition to such separate counsel of the Underwriters, their affiliates and such control persons of the Underwriters, the indemnifying party shall be liable for fees and expenses of not more than one separate firm (in addition to any local counsel) for Goldman, Sachs & Co. in its capacity as Independent Underwriter, its affiliates, directors, officers and all persons, if any, who control Goldman, Sachs & Co. within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act; provided further, that in case any such action shall be brought against any indemnified party and such indemnifying party notifies such indemnified party of its election so to assume the defense thereof, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated and that all such reasonable fees and expenses shall be reimbursed as they are incurred; provided, however, that if indemnity is sought by Goldman, Sachs & Co. in its capacity as the Independent Underwriter pursuant to Section 9(b) above, then in addition to such separate counsel of the Underwriters, their affiliates and such control persons of the Underwriters, the indemnifying party shall be liable for fees and expenses of not more than one separate firm (in addition to any local counsel) for Goldman, Sachs & Co. in its capacity as Independent Underwriter, its affiliates, directors, officers and all persons, if any, who control Goldman, Sachs & Co. within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters or the Independent Underwriter, as applicable, on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters or the Independent Underwriter, as applicable, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters or the Independent Underwriter, as applicable, on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters or the Independent Underwriter, as applicable, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (f) The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter or the Independent Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Guarantor (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or any Guarantor) and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company, each of the Guarantors and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, each of the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, its directors, officers, employees, affiliates, agents or any controlling person of any Underwriter, or the Company or any Guarantor, or any officer or director or controlling person of the Company or any Guarantor, and shall survive delivery of and payment for the Securities.

     12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantors shall not then be under any liability to any Underwriter or except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantors will, jointly and severally, reimburse the Underwriters, through you, for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall not then be under further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the (i) Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, NY1-100-18-03, New York, New York 10036, Attention: High Grade Transaction Management/Legal; (ii) Independent Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co. at 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and (iii) Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter or the Independent Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter or Independent Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and each of the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each of the Guarantors, each person who controls the Company or any Guarantor, and the directors, officers, employees, affiliates, agents or any controlling person of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

     16.
     (a) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company, each of the Guarantors and the Underwriters that with respect to the offering and sale of the Securities as described in the Prospectus:
     (b) The Independent Underwriter constitutes a “qualified independent underwriter” within the meaning of Section (f)(12) of Rule 5121;
     (c) The Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of “due diligence” in respect thereto; and
     (d) The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof.
     (e) The Independent Underwriter hereby agrees with the Company, each of the Guarantors and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a “qualified independent underwriter” within the meaning of Section (f)(12) of Rule 5121 with respect to the offering and sale of the Securities as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Securities as described in the Prospectus (including those described in subsection (b) above).
     (f) The Company and each of the Guarantors agrees to cooperate with the Underwriters to enable the Underwriters to comply with Rule 5121 and the Independent Underwriter to perform the services contemplated by this Agreement.
     (g) The Company, each of the Guarantors and the Independent Underwriter agree that the Independent Underwriter will provide its services in its capacity as Independent Underwriter hereunder without compensation other than such compensation that the Independent Underwriter may receive as an Underwriter hereunder.
     (h) The Independent Underwriter hereby consents to the references to it as set forth under the caption “Underwriting” in the Prospectus and in any amendment or supplement thereto made in accordance with Section 5 hereof.
     17. Each of the Company and the Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company and the Guarantors, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement, (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, and (v) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Guarantors agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and the Guarantors, in connection with such transaction or the process leading thereto.
     18. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.
     19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
     20. The Company, each of the Guarantors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantors.

Very truly yours, Teleflex Incorporated
By:	/s/ Richard A. Meier
	Name:	Richard A. Meier
	Title:	Executive Vice President and Chief Financial Officer

Airfoil Technologies International-California, Inc., as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

Airfoil Technologies International-Ohio, Inc., as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

Arrow International Investment Corp., as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

Arrow Interventional, Inc., as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

Specialized Medical Devices, LLC, as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

Technology Holding Company, as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	President

Technology Holding Company II, as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	President

Technology Holding Company III, as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	President

Teleflex Holding Company II, as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Secretary

TFX Equities Incorporated, as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President

TFX Group LLC, as Guarantor
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Secretary

TFX International Corporation
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	President

TFX Medical Wire Products, Inc.
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

TFX North America Inc.
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	President and Treasurer

VasoNova, Inc.
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

The Stepic Medical Distribution Corporation
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

Teleflex Medical Incorporated
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

Arrow International, Inc.
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

Arrow Medical Products Ltd.
By:	/s/ C. Jeffrey Jacobs
	Name:	C. Jeffrey Jacobs
	Title:	Vice President and Treasurer

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Neil Oberoi Name: Neil Oberoi
Title: Director

Goldman, Sachs & Co.
As Underwriter and Independent Underwriter

/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

J.P. Morgan Securities LLC

By:	/s/ Edward S. Pyne

Name: Edward S. Pyne
Title: Vice President

SCHEDULE I

Aggregate Principal Amount of
Underwriter	Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$125,000,000
Goldman, Sachs & Co.	$87,500,000
J.P. Morgan Securities LLC	$37,500,000

Total	$250,000,000

SCHEDULE II
     (a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
     None.
     (b) Additional Documents Incorporated by Reference:
     None.

SCHEDULE III
Form of Final Term Sheet
Filed pursuant to Rule 433 under the Securities Act of 1933
Issuer Free Writing Prospectus dated June 8, 2011
Relating to Preliminary Prospectus Supplement dated June 1, 2011
Post-Effective Amendment No. 1 to Registration Statement No. 333-168464
PRICING TERM SHEET
Dated June 8, 2011 to the
Preliminary Prospectus Supplement Referred to Below
Teleflex Incorporated
$250,000,000
6.875% Senior Subordinated Notes due 2019
The information in this pricing term sheet relates only to the Senior Subordinated Notes offering and should be read together with (i) the preliminary prospectus supplement dated June 1, 2011 relating to the Senior Subordinated Notes offering, including the documents incorporated by reference therein, and (ii) the accompanying prospectus dated June 1, 2011, each filed with the Securities and Exchange Commission (the “SEC”).

Issuer:	Teleflex Incorporated

Securities Offered:	6.875% Senior Subordinated Notes due 2019

Aggregate Principal Amount:	$250,000,000

Public Offering Price:	100%

Gross Proceeds:	$250,000,000

Net Proceeds:	Approximately $245.8 million, after deducting the underwriters’ discounts and commissions and net estimated offering expenses payable by the Issuer.

Maturity Date:	June 1, 2019

Annual Interest Rate:	6.875%

Yield to Maturity:	6.875%

Spread to Benchmark Treasury:	+440 basis points

Benchmark Treasury:	3.125% UST due May 15, 2019

Interest Payment Dates:	June 1 and December 1, beginning on December 1, 2011

Interest Payment Record Dates:	May 15 and November 15

Equity Clawback:	Prior to June 1, 2014, up to 35% may be redeemed at 106.875% plus accrued and unpaid interest.

Optional Redemption:	On or after the dates set forth below at the prices set forth below plus accrued and unpaid interest:
June 1, 2015: 103.438%
June 1, 2016: 101.719%
June 1, 2017 and thereafter: 100.000%

Make-whole Call:	Prior to June 1, 2015, at a make-whole premium based on Treasury Rate plus 50 basis points.

Change of Control:	Putable at 101% plus accrued and unpaid interest

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities LLC

Pricing Date:	June 8, 2011

Expected Settlement Date:	June 13, 2011 (T+3)

Form of Offering:	SEC Registered

CUSIP / ISIN:	879369AB2 / US879369AB25

Denominations:	$2,000 and integral multiples of $1,000 in excess of $2,000.

Pro Forma Ratio of Earnings to Fixed Charges:	The pro forma ratio of earnings to fixed charges for the year ended December 31, 2010 is 2.1x and for the three months ended March 27, 2011 is 2.0x.
The Issuer has filed a registration statement (including the preliminary prospectus supplement dated June 1, 2011 and an accompanying prospectus dated June 1, 2011) with the SEC, for the offering to which this communication relates. Before you invest, you should read the relevant preliminary prospectus supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from

BofA Merrill Lynch at 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department or emailing dg.prospectus_requests@baml.com, Goldman, Sachs & Co. at 200 West Street, New York, NY 10282, (866) 471-2526 or emailing prospectus-ny@ny.email.gs.com or J.P. Morgan at 383 Madison Avenue, 3rd Floor, New York, NY 10179, (800) 245-8812.

SCHEDULE IV
Significant Subsidiaries
Arrow International, Inc. (Pennsylvania)
Arrow International Investment Corp. (Delaware)
Teleflex Holding Company (Canada)
Teleflex Holdings Netherlands B.V. (Netherlands)
Teleflex Medical Europe Limited (Ireland)
Teleflex Medical Incorporated (California)
TFX Equities Incorporated (Delaware)
TFX International Corporation (Delaware)
TFX North America Inc. (Delaware)